Exhibit 26 (c) ia.

Amendment No. 1

to

Underwriting and Servicing Agreement Dated May 1, 1996

Between

MML Distributors, LLC and

Massachusetts Mutual Life Insurance Company

August 15, 1997

The Underwriting and Servicing Agreement, dated May 1, 1996, by and between MML Distributors, LLC and Massachusetts Mutual Life Insurance Company (the “Agreement”) is hereby amended as follows:

1. The first paragraph of section 5 of the Agreement is deleted in its entirety and replaced with the following.

MassMutual has prepared or caused to be prepared registration statements describing the Contracts, together with exhibits thereto (hereinafter referred to as the “Registration Statements”). The Registration Statements include prospectuses (the “Prospectuses”) for the Contracts.

2. All references in the Agreement to “Registration Statement” are hereby changed to “Registration Statements” and any verbs associated with the term “Registration Statement” are modified to reflect the plural “Registration Statements” as opposed to the singular “Registration Statement”.

MML DISTRIBUTORS, LLC.		MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, on its behalf and on behalf of MASSACHUSETTS MUTUAL VARIABLE LIFE SEPARATE ACCOUNT I

By:	/s/ Kenneth M. Rickson	By:	/s/ Anne Melissa Dowling
Kenneth M. Rickson
President

Amendment No. 2

to

Underwriting and Servicing Agreement Dated May 1, 1996

Between

MML Distributors, LLC and

Massachusetts Mutual Life Insurance Company

August 31, 1998

The Underwriting and Servicing Agreement, dated May 1, 1996, by and between MML Distributors, LLC and Massachusetts Mutual Life Insurance Company (the “Agreement”) is hereby amended as follows:

1. The following language is added as a new paragraph to the end of Section 2.

MML Distributors will assist MassMutual in promoting the Contracts. Such assistance will include: consulting with and answering questions from registered representatives and their support staff, providing competitive information regarding competing carriers, reviewing requests for proposals, assisting in the development of responses to such requests, reviewing promotional material, traveling to registered representatives’ offices, and performing other such duties as MassMutual and MML Distributors may mutually agree.

2. The following language is added to the end of Section 14.

In addition, MassMutual will pay to MML distributors 100% of the costs incurred by MML Distributors in performing the duties set forth in the second paragraph of Section 2. Such payments shall be made promptly after MassMutual’s receipt of a statement from MML Distributors describing the service performed and the costs incurred, and shall be made to such party or parties specified by MML Distributors.

MML DISTRIBUTORS, LLC.		MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, on its behalf and on behalf of MASSACHUSETTS MUTUAL VARIABLE LIFE SEPARATE ACCOUNT I

By:	/s/ Kenneth M. Rickson	By:	/s/ Michael Chong
	Kenneth M. Rickson		Michael Chong
	President		2nd. V.P.

Amendment #3

to the

Underwriting and Servicing Agreement

Dated May 1, 1996

Between

MML Distributors, LLC and

Massachusetts Mutual Life Insurance Company

December 20, 2004

The first paragraph of Paragraph 14 of the Underwriting and Servicing Agreement (“Agreement”) dated May 1, 1996 between MML Distributors, LLC (“MMLD”) and Massachusetts Mutual Life Insurance Company (“MassMutual”) is hereby deleted in its entirety and replaced with the following:

14. MMLD Compensation. As payment for its services hereunder, MMLD shall receive in 2004 an annual fee in the amount of $             and in 2005 an annual fee of $            . MassMutual shall make such payment to MMLD no later than December 31 of each year. This fee shall be renegotiated annually commencing in 2006; however, in the event that the parties do not agree on the amount of a new fee, the fee shall remain at $             per year.

MML Distributors, LLC		Massachusetts Mutual Life Insurance Company, on its behalf and on behalf of Massachusetts Mutual Variable Life Separate Account I

By:	/s/ Thomas A. Monti	By:	/s/ Richard Bourgeois
Thomas A. Monti
Chief Executive Officer

Amendment # 4 to the

Underwriting and Servicing Agreement dated May 1, 1996

Between

MML Distributors, LLC and Massachusetts Mutual Life Insurance Company

March 31, 2006

The first paragraph of Section 14 of the Underwriting and Servicing Agreement dated May 1, 1996 between MML Distributors, LLC and Massachusetts Mutual Life Insurance (“MassMutual”) (the “Agreement”) is hereby deleted in its entirety and replaced with the following:

14. MML Distributor’s Compensation. As payment for its services hereunder, MMLD shall receive an annual fee (“Fee”). The Fee shall be equal to a portion of MMLD’s operating costs that are attributable to the services provided by MMLD hereunder. During the fourth quarter of each year, MMLD shall present to MassMutual: (1) a description of those MMLD operating expenses that it believes are attributable to the services provided by MMLD hereunder (“Massachusetts Mutual Variable Life Separate Account I Related Expenses”), (2) the percentage of the Massachusetts Mutual Variable Life Separate Account I Related Expenses for which it believes MassMutual is responsible (“MassMutual Percent”), and (3) an estimated Fee (“Budgeted Fee”) for the following calendar year. If MassMutual objects to the Massachusetts Mutual Variable Life Separate Account Related Expenses, the Mass Mutual Percent or the amount of the Budgeted Fee, the parties shall negotiate the matters. The last agreed-to Massachusetts Mutual Variable Life Separate Account I Related Expenses, MassMutual Percent and Budgeted Fee, however, shall remain in effect until the parties agree that any of these items should be changed, or the Agreement is terminated as provided herein. Commencing with respect to the Budgeted Fee for 2007, the amount of the Budgeted Fee shall be reflected in a Supplement to this Agreement, signed by both parties and attached to this Agreement. For 2006, the Budgeted Fee is $            .

MassMutual shall, for each quarter, pay a portion of the fee to MMLD within 30 days of billing. For the first three quarters, the amount of the payment shall be 25% of the Budgeted Fee. The payment for the fourth quarter shall be the difference between the amount of the actual Fee (as determined above) based on final calendar year results and the amount of Budgeted Fee paid in the first three quarters. Unless otherwise specifically agreed to, any indebtedness between MassMutual and MMLD which is not evidenced by written instrument requiring payment of interest, shall bear interest specified in section 1.482-2(a)(2) of the treasury regulations. Any Fee payments owed after the thirtieth day following the receipt of the bill shall be treated as indebtedness and shall accrue interest on a daily basis at the rate provided in the previous sentence.

MMLD shall provide a status report on the calculation of the Fee to MassMutual no later than 45 days after the end of the second quarter, and shall indicate whether actual year-to-date results used to calculate the Fee are within 10% of the year-to-date pro-rated Budgeted Fee.

MML DISTRIBUTORS, LLC		MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, on its behalf and on behalf of MASSACHUSETTS MUTUALVARIABLE LIFE SEPARATE ACCOUNT I

By:	/s/ Peter Lahaie	By:	/s/ Norman Smith
Peter Lahaie
Chief Executive Officer

Amendment # 5 to the

Underwriting and Servicing Agreement dated May 1, 1996

Between

MML Distributors, LLC and Massachusetts Mutual Life Insurance Company

March 31, 2007

The first paragraph of Section 14 of the Underwriting and Servicing Agreement dated May 1, 1996 between MML Distributors, LLC and Massachusetts Mutual Life Insurance Company (“MassMutual”) (the “Agreement”) is hereby deleted in its entirety and replaced with the following:

14. MML Distributor’s Compensation. As payment for its services hereunder, MMLD shall receive an annual fee (“Fee”). The Fee shall be equal to a portion of MMLD’s operating costs that are attributable to the services provided by MMLD hereunder. During the fourth quarter of each year, MMLD shall present to MassMutual: (1) a description of those MMLD operating expenses that it believes are attributable to the services provided by MMLD hereunder (“Massachusetts Mutual Variable Life Separate Account I Related Expenses”), (2) the percentage of the Massachusetts Mutual Variable Life Separate Account I Related Expenses for which it believes MassMutual is responsible (“MassMutual Percent”), and (3) an estimated Fee (“Budgeted Fee”) for the following calendar year. If MassMutual objects to the Massachusetts Mutual Variable Life Separate Account I Related Expenses, the MassMutual Percent or the amount of the Budgeted Fee, the parties shall negotiate the matters. The last agreed-to Massachusetts Mutual Variable Life Separate Account I Related Expenses, MassMutual Percent and Budgeted Fee, however, shall remain in effect until the parties agree that any of these items should be changed, or the Agreement is terminated as provided herein. Commencing with respect to the Budgeted Fee for 2008, the amount of the Budgeted Fee shall be reflected in a Supplement to this Agreement, signed by both parties and attached to this Agreement. For 2007, the Budgeted Fee is $            .

MassMutual shall, for each quarter, pay a portion of the Fee to MMLD within 30 days of billing. For the first three quarters, the amount of the payment shall be 25% of the Budgeted Fee. The payment for the fourth quarter shall be the difference between the amount of the actual Fee (as determined above) based on final calendar year results and the amount of Budgeted Fee paid in the first three quarters. Unless otherwise specifically agreed to, any indebtedness between MassMutual and MMLD which is not evidenced by written instrument requiring payment of interest, shall bear interest specified in section 1.482-2(a)(2) of the treasury regulations. Any Fee payments owed after the thirtieth day following the receipt of the bill shall be treated as indebtedness and shall accrue interest on a daily basis at the rate provided in the previous sentence.

MMLD shall provide a status report on the calculation of the Fee to MassMutual no later than 45 days after the end of the second quarter, and shall indicate whether actual year-to-date results used to calculate the Fee are within 10% of the year-to-date pro-rated Budgeted Fee.

MML DISTRIBUTORS, LLC		MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, on its behalf and on behalf of MASSACHUSETTS MUTUAL VARIABLE LIFE SEPARATE ACCOUNT I

By:	/s/ Peter Lahaie	By:	/s/ Norman Smith